Exhibit 99.1

CHARLES & COLVARD REPORTS FOURTH QUARTER
AND FULL FISCAL YEAR 2021 FINANCIAL RESULTS

•    $9.7 Million in Net Sales, $1.1 Million in Income from Operations for Q4 2021

•    $8.4 Million in Net Income or $0.27 Earnings Per Diluted Share in Q4 2021

•    $39.2 Million in Net Sales, $5.5 Million in Income from Operations for Fiscal 2021

•    $12.8 Million in Net Income or $0.42 Earnings Per Diluted Share in Fiscal 2021

•    $1.8 Million in Cash Flow from Operations in Q4 2021

•    Total Cash of $21.4 Million as of June 30, 2021, a 47% Increase Year-Over-Year

•    Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – September 2, 2021 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), a globally recognized fine jewelry company specializing in lab created gemstones, reported financial results for the fourth quarter and full fiscal year ended June 30, 2021 (“Fiscal 2021”).

For the fourth quarter of Fiscal 2021, the Company reported net sales of $9.7 million, a 120% increase over the year-ago quarter. Income from operations was $1.1 million. Net income was $8.4 million, or $0.27 earnings per diluted share. Online Channels net sales were $5.6 million, which was an 86% increase over the year-ago quarter. Traditional net sales were $4.2 million, which was a 189% increase over the year-ago quarter. Finished jewelry net sales for the quarter were $5.6 million, which was an increase of 86% to the year-ago quarter, and loose jewels net sales were $4.1 million, for a 190% increase over the year-ago quarter.

For the fiscal year ended June 30, 2021, the Company reported net sales of $39.2 million, for a 34% increase over the prior fiscal year. Income from operations was $5.5 million for Fiscal 2021. Net income was $12.8 million, or $0.42 earnings per diluted share. Online Channels net sales were $23.2 million, representing a 40% increase over the year-ago period. Traditional net sales were $16.0 million, representing an increase of 28% over the prior fiscal year. Finished jewelry net sales totaled $24.4 million for Fiscal 2021, or a 45% increase over fiscal 2020, and loose jewels net sales were $14.8 million for Fiscal 2021, an increase of 20% over the year-ago period.

“I’m pleased to report this quarter that we continued to execute successfully on our core strategies and to make further strides towards building our global brand,” said Don O’Connell, President and CEO of Charles & Colvard. “We’ve experienced sequential growth quarter-over-quarter, and a 120% increase in revenue compared to the year-ago quarter. We’re excited about the growth that our Caydia® lab grown diamond brand is bringing to Charles & Colvard’s overall market opportunity.”

“We were able to increase both our Online Channels and Traditional segments by 86% and 189% respectively compared to the year-ago quarter, which included expanding our finished jewelry net sales 86% and our loose jewels net sales by 190% compared to the year-ago quarter. We continued to strive to elevate shareholder value as evidenced by the more than 300% increase in our stock price year-over-year. Looking ahead, we intend to continue to execute on our strategic initiatives: expanding our brand presence, enhancing customer engagement, and focusing on design and product development, all the while utilizing innovative, technology to drive disciplined, top-line growth,” concluded Mr. O’Connell.

Recent Corporate Highlights

•	Executed a successful Mother’s Day campaign, increasing sales by 123% over the prior-year campaign period;
•	Effective June 23, 2021, forgiveness in full of the Company’s Paycheck Protection Program Loan, or PPP Loan, including accrued and unpaid interest, in the amount of approximately $974,000 was approved and processed;
•	Revamped the Company’s Amazon online store presence to further enhance the customer experience;
•	Expanded in-store Macy’s assortment to nearly 50 styles;
•	Introduced new Caydia® lab grown diamond cuts;
•	Expanded patented Signature Collection styles with Forever OneTM moissanite gemstone cuts;
•	Presented at Planet MicroCap Showcase: VIRTUAL 2021 and the Q2 Investor Summit;
•	Implemented technology in support of digital streaming and shoppable commerce;
•	Featured in Forbes, Now Weddings, MSN, Harper’s Bazaar, New York Magazine and Brides; and
•	Added back to the Russell Microcap® Index.

Financial Summary for Fourth Quarter Fiscal 2021
(Quarter Ended June 30, 2021 Compared to Quarter Ended June 30, 2020)

•	Net sales increased 120%, to $9.7 million for the quarter, compared with $4.4 million in the year-ago quarter.
•	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, moissaniteoutlet.com, third-party online marketplaces, drop-ship retail and other pure-play e-commerce outlets, net sales increased 86% year over year, to $5.6 million, representing 57% of total net sales for the quarter, compared to $3.0 million, or 68% of total net sales in the year-ago quarter.
•	In the Traditional segment, which consists of wholesale and brick-and-mortar customers, net sales increased 189% year over year, to $4.1 million, representing 43% of total net sales for the quarter, compared to $1.4 million, or 32% of total net sales, in the year-ago quarter.
•	Finished jewelry net sales increased 86% to $5.6 million for the quarter, compared to $3.0 million in the year-ago quarter.
•	Loose jewel net sales increased 190% to $4.1 million for the quarter, compared to $1.4 million in the year-ago quarter.
•	Operating expenses increased 16% to $3.3 million for the quarter, compared to $2.8 million in the year-ago quarter.
•	Net income was $8.4 million, or $0.27 earnings per diluted share for the quarter, compared to a net loss of $1.0 million, or $0.04 loss per diluted share, in the year-ago quarter.

•	Weighted average shares outstanding on a diluted basis were 31.1 million for the quarter, compared to 28.7 million in the year-ago quarter.
•	During the fourth quarter of Fiscal 2021, effective June 23, 2021, the Company’s PPP Loan forgiveness was approved and processed by the U.S. Small Business Administration, or the SBA, for the full principal of the Company’s PPP Loan in the amount of $965,000. In connection with the Company’s PPP Loan forgiveness, the SBA also approved forgiveness of the full amount of accrued and unpaid interest expense in the amount of approximately $9,000 that the Company recognized during the period the principal of the PPP Loan was outstanding. Accordingly, the full amount of principal of the loan, including the inception to-date interest expense, in the amount of approximately $974,000 was recognized and included in the gain on extinguishment of debt in the fiscal quarter ended June 30, 2021.
•	As of June 30, 2021, cumulative positive taxable income over the last three tax years had been generated in the U.S. by the Company, as compared to the negative evidence of cumulative losses in previous years. The Company’s management also determined that its expectations of future taxable income in upcoming tax years would be sufficient to result in full utilization of the Company’s federal net operating loss carryforwards and certain of the deferred tax assets prior to any statutory expiration. As a result, the Company’s management determined that sufficient positive evidence exists as of June 30, 2021, to conclude that it is more likely than not deferred tax assets of approximately $6.4 million are realizable, and it reduced the Company’s valuation allowance accordingly. The reduction of the valuation allowance against these deferred tax assets was the main driver of the income tax benefit recognized during the fiscal quarter ended June 30, 2021, of approximately $6.3 million.

Financial Summary for Fiscal Year 2021

•	Net sales increased 34% to $39.2 million for the fiscal year ended June 30, 2021, compared to $29.2 million in the year-ago period.
•	Online Channels segment net sales increased 40% year over year to $23.2 million, representing 59% of total net sales, for the fiscal year ended June 30, 2021, compared to $16.6 million, or 57% of total net sales in the year-ago period.
•	Traditional segment net sales increased 28% year over year to $16.0 million, representing 41% of total net sales, for the fiscal year ended June 30, 2021, compared to $12.6 million, or 43% of total net sales, in the year-ago period.
•	Finished jewelry net sales increased 45% to $24.4 million for the fiscal year ended June 30, 2021, compared to $16.8 million in the year-ago period.
•	Loose jewel net sales were $14.8 million for the fiscal year ended June 30, 2021, an increase of 20%, compared to $12.4 million in the year-ago period.
•	Operating expenses decreased 10% to $12.9 million for the fiscal year ended June 30, 2021, compared to $14.3 million in the year-ago period.
•	Net income was $12.8 million, or $0.42 earnings per diluted share, for the fiscal year ended June 30, 2021, compared to a net loss of $6.2 million, or $0.22 loss per diluted share, in the year-ago period.
•	Weighted average shares outstanding on a diluted basis were 30.2 million for the fiscal year ended June 30, 2021, compared to 28.6 million in the year-ago period.
•	As disclosed above, during the fourth quarter of Fiscal 2021, the Company’s PPP Loan forgiveness was approved and processed by the SBA, which resulted in approximately $974,000 that was recognized and included in the gain on extinguishment of debt in the fiscal year ended June 30, 2021.

•	In addition, as disclosed above, at June 30, 2021, the Company’s management determined that sufficient positive evidence existed to conclude that it is more likely than not deferred tax assets of approximately $6.4 million are realizable, and the Company reduced its valuation allowance accordingly. The reduction of the valuation allowance against these deferred tax assets was the main driver of the income tax benefit recognized during the fiscal year ended June 30, 2021, of approximately $6.3 million.

Financial Position

•	Cash, cash equivalents and restricted cash totaled $21.4 million as of June 30, 2021, representing an increase of $6.8 million from $14.6 million as of June 30, 2020.
•	Total inventory decreased to $29.2 million as of June 30, 2021, compared to $30.6 million as of June 30, 2020.
•	During the fiscal year ended June 30, 2021, our working capital increased $12.7 million, or 73%, to $30.1 million from $17.4 million at June 30, 2020.
•	The Company had no debt outstanding as of June 30, 2021, compared to $1.0 million at June 30, 2020.

Investor Conference Call

Charles & Colvard will host an investor conference call and webcast presentation to discuss its financial results for the fourth quarter and fiscal year ended June 30, 2021 at 4:30 p.m. ET on Thursday, September 2, 2021. The investor conference call and accompanying presentation slides will be webcast live and can be accessed in the Investor Relations section of the Company's website at https://ir.charlesandcolvard.com/events.

To participate via telephone, callers should dial 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and ask to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, September 2, 2021.

A replay of this conference call will be available until September 9, 2021 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10159158. The call will also be available for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes fine jewelry can be accessible, beautiful and conscientious. Charles & Colvard is the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide. The Company brings revolutionary gemstones and jewelry to market through its pinnacle Forever OneTM moissanite brand and its premium Caydia® lab grown diamond brand. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, (1) our business, financial condition and results of operations could continue to be adversely affected by an ongoing COVID-19 pandemic and related global economic conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) our business and our results of operations could be materially adversely affected as a result of general and economic conditions; (4) we face intense competition in the worldwide gemstone and jewelry industry; (5) a failure of our information technology infrastructure or a failure to protect confidential information of our customers and our network against security breaches could adversely impact our business and operations; (6) we are subject to certain risks due to our international operations, distribution channels and vendors; (7) our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis; (8) we are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products; (9) we may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; (10) seasonality of our business may adversely affect our net sales and operating income; (11) our operations could be disrupted by natural disasters; (12) sales of moissanite and lab grown diamond jewelry could be dependent upon the pricing of precious metals, which is beyond our control; (13) our current customers may potentially perceive us as a competitor in the finished jewelry business; (14) we depend on an exclusive supply agreement, or the Supply Agreement, with Cree, Inc., or Cree, for substantially all of our silicon carbide, or SiC, crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed; (15) if the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected; (16) governmental regulation and oversight might adversely impact our operations; (17) the execution of our business plans could significantly impact our liquidity; (18) the financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results; (19) negative or inaccurate information on social media could adversely impact our brand and reputation; (20) we rely on assumptions, estimates, and data to calculate certain of our key metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; (21) we may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business; (22) if we fail to evaluate, implement, and integrate strategic acquisition or disposition opportunities successfully, our business may suffer; (23) our loan, pursuant to the Paycheck Protection Program, or the PPP Loan, under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, as administered by the U.S. Small Business Administration, or the SBA, was forgiven in full and may be subject to review for compliance with applicable SBA requirements for six years from the date the loan was forgiven; (24) some anti-takeover provisions of our charter documents may delay or prevent a takeover of our company; and (25) our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock, in addition to the other risks and uncertainties described in more detail in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission, or SEC, that discuss other factors relevant to our business.

Contacts:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com

-Financial Tables Follow -

Appendix A

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Net sales	$9,726,699	$4,430,460	$39,235,839	$29,189,020
Costs and expenses:
Cost of goods sold	5,352,475	2,621,138	20,809,690	21,200,207
Sales and marketing	2,136,862	1,533,956	8,476,716	9,443,244
General and administrative	1,163,195	1,313,855	4,441,441	4,861,297
Total costs and expenses	8,652,532	5,468,949	33,727,847	35,504,748
Income (Loss) from operations	1,074,167	(1,038,489)	5,507,992	(6,315,728)
Other income (expense):
Gain on extinguishment of debt	974,328	-	974,328	-
Interest income	455	11,908	5,581	158,091
Interest expense	(1,635)	(348)	(8,953)	(884)
Loss on foreign currency exchange	-	(770)	(603)	(1,829)
Total other income (expense), net	973,148	10,790	970,353	155,378
Income (Loss) before income taxes	2,047,315	(1,027,700)	6,478,345	(6,160,350)
Income tax benefit (expense)	6,333,881	(493)	6,332,421	(1,733)
Net income (loss)	$8,381,196	$(1,028,193)	$12,810,766	$(6,162,083)

Net income (loss) per common share:
Basic	$0.28	$(0.04)	$0.44	$(0.22)
Diluted	$0.27	$(0.04)	$0.42	$(0.22)

Weighted average number of shares used in computing net income (loss) per common share:
Basic	29,680,806	28,699,767	29,144,820	28,644,133
Diluted	31,058,495	28,699,767	30,232,567	28,644,133

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	June 30, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,302,317	$13,993,032
Restricted cash	144,634	624,202
Accounts receivable, net	1,662,074	670,718
Inventory, net	11,450,141	7,443,257
Note receivable	250,000	-
Prepaid expenses and other assets	952,065	1,177,860
Total current assets	35,761,231	23,909,069
Long-term assets:
Inventory, net	17,722,579	23,190,702
Property and equipment, net	875,897	999,061
Intangible assets, net	209,658	170,151
Operating lease right-of-use asset	3,952,146	584,143
Deferred income taxes, net	6,350,830	-
Other assets	49,658	51,461
Total long-term assets	29,160,768	24,995,518
TOTAL ASSETS	$64,921,999	$48,904,587

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,774,373	$3,748,235
Operating lease liabilities, current portion	566,083	622,493
Current maturity of long-term debt	-	193,000
Accrued expenses and other liabilities	2,281,807	1,922,332
Total current liabilities	5,622,263	6,486,060
Long-term liabilities:
Long-term debt, net	-	772,000
Noncurrent operating lease liabilities	3,600,842	203,003
Accrued income taxes	9,878	7,947
Total long-term liabilities	3,610,720	982,950
Total liabilities	9,232,983	7,469,010
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 29,913,095 and 28,949,410 shares issued and outstanding at June 30, 2021 and 2020, respectively	56,057,109	54,342,864
Additional paid-in capital	25,608,593	25,880,165
Accumulated deficit	(25,976,686)	(38,787,452)
Total shareholders’ equity	55,689,016	41,435,577
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$64,921,999	$48,904,587

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2021	2020
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$12,810,766	$(6,162,083)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	567,122	490,235
Stock-based compensation	352,583	459,538
Provision for uncollectible accounts	2,030	8,788
Recovery of sales returns	(29,000)	(42,000)
Inventory write-downs	150,000	5,863,991
(Recovery of) Provision for accounts receivable discounts	(9,153)	3,751
Gain on extinguishment of debt	(974,328)	-
Benefit for deferred income taxes, net	(6,350,830)	-
Changes in operating assets and liabilities:
Accounts receivable	(955,233)	1,321,214
Inventory	1,311,239	(2,764,230)
Prepaid expenses and other assets, net	(3,140,405)	490,438
Accounts payable	(973,862)	468,687
Accrued income taxes	1,931	1,733
Accrued expenses and other liabilities	3,710,232	109,123
Net cash provided by operating activities	6,473,092	249,185

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(437,069)	(458,854)
Payment to fund note receivable	(250,000)	-
Payments for intangible assets	(46,396)	(77,122)
Net cash used in investing activities	(733,465)	(535,976)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	1,090,090	-
Proceeds from long-term debt	-	965,000
Issuance of common stock, net of offering costs	-	932,480
Net cash provided by financing activities	1,090,090	1,897,480

NET INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	6,829,717	1,610,689
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	14,617,234	13,006,545
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$21,446,951	$14,617,234

	June 30, 2021	June 30, 2020
Reconciliation to Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$21,302,317	$13,993,032
Restricted cash	144,634	624,202
	$21,446,951	$14,617,234

Supplemental disclosure of non-cash investing and financing activities:
Additions to right-of-use assets obtained from new operating lease liabilities	$3,908,249	$-
Forgiveness of PPP Loan principal	$965,000	-

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$-	$884
Cash paid during the year for taxes	$14,704	$2,050

Appendix B

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

The Company evaluates the financial performance of its segments based on net sales; product line gross profit, or the excess of product line sales over product line cost of goods sold; and operating income (loss). The Company’s product line cost of goods sold is defined as product cost of goods sold, excluding non-capitalized expenses from the Company’s manufacturing and production control departments, comprising personnel costs, depreciation, leases, utilities, and corporate overhead allocations; freight out; inventory write-downs; and other inventory adjustments, comprising costs of quality issues, and damaged goods.

The Company allocates certain general and administrative expenses between its Online Channels segment and its Traditional segment primarily based on net sales and number of employees to arrive at segment operating income (loss). Unallocated expenses remain in its Traditional segment.

Summary unaudited financial information by reportable segment for the three months ended June 30, 2021 is as follows:

	Three Months Ended June 30, 2021
	Online Channels	Traditional	Total
Net sales
Finished Jewelry	$4,790,434	$790,684	$5,581,118
Loose jewels	783,863	3,361,718	4,145,581
Total	$5,574,297	$4,152,402	$9,726,699

Product line cost of goods sold
Finished jewelry	$1,993,161	$470,478	$2,463,639
Loose jewels	269,525	1,570,367	1,839,892
Total	$2,262,686	$2,040,845	$4,303,531

Product line gross profit
Finished jewelry	$2,797,273	$320,206	$3,117,479
Loose jewels	514,338	1,791,351	2,305,689
Total	$3,311,611	$2,111,557	$5,423,168

Operating income	$718,486	$355,681	$1,074,167

Depreciation and amortization	$68,048	$79,563	$147,611

Capital expenditures	$58,240	$32,717	$90,957

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the three months ended June 30, 2020 is as follows:

	Three Months Ended June 30, 2020
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$2,636,333	$364,784	$3,001,117
Loose jewels	359,565	1,069,778	1,429,343
Total	$2,995,898	$1,434,562	$4,430,460

Product line cost of goods sold
Finished jewelry	$1,020,925	$192,340	$1,213,265
Loose jewels	131,213	537,818	669,031
Total	$1,152,138	$730,158	$1,882,296

Product line gross profit
Finished jewelry	$1,615,408	$172,444	$1,787,852
Loose jewels	228,352	531,960	760,312
Total	$1,843,760	$704,404	$2,548,164

Operating loss	$(311,606)	$(726,883)	$(1,038,489)

Depreciation and amortization	$46,347	$77,566	$123,913

Capital expenditures	$60,395	$3,634	$64,029

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the year ended June 30, 2021 is as follows:

	Year Ended June 30, 2021
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$19,905,199	$4,496,347	$24,401,546
Loose jewels	3,304,439	11,529,854	14,834,293
Total	$23,209,638	$16,026,201	$39,235,839

Product line cost of goods sold
Finished jewelry	$8,235,797	$3,036,215	$11,272,012
Loose jewels	1,216,942	5,640,813	6,857,755
Total	$9,452,739	$8,677,028	$18,129,767

Product line gross profit
Finished jewelry	$11,669,402	$1,460,132	$13,129,534
Loose jewels	2,087,497	5,889,041	7,976,538
Total	$13,756,899	$7,349,173	$21,106,072

Operating income	$3,739,553	$1,768,439	$5,507,992

Depreciation and amortization	$248,995	$318,127	$567,122

Capital expenditures	$253,935	$183,134	$437,069

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

Summary financial information by reportable segment for the year ended June 30, 2020 is as follows:

	Year Ended June 30, 2020
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$13,680,440	$3,097,188	$16,777,628
Loose jewels	2,944,100	9,467,292	12,411,392
Total	$16,624,540	$12,564,480	$29,189,020

Product line cost of goods sold
Finished jewelry	$5,760,413	$1,709,377	$7,469,790
Loose jewels	1,198,275	4,863,911	6,062,186
Total	$6,958,688	$6,573,288	$13,531,976

Product line gross profit
Finished jewelry	$7,920,027	$1,387,811	$9,307,838
Loose jewels	1,745,825	4,603,381	6,349,206
Total	$9,665,852	$5,991,192	$15,657,044

Operating loss	$(249,016)	$(6,066,712)	$(6,315,728)

Depreciation and amortization	$177,703	$312,532	$490,235

Capital expenditures	$305,570	$153,284	$458,854

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

An unaudited reconciliation of the Company’s total product line cost of goods sold by reportable segment to its cost of goods sold as reported in the unaudited condensed consolidated financial statements for each applicable period presented herein is as follows:

	Three Months Ended June 30, 2021	Year Ended June 30, 2021
Product line cost of goods sold by reportable segment	$4,303,531	$18,129,767
Non-capitalized manufacturing and production control expenses	468,400	1,591,114
Freight out	329,695	1,013,275
Inventory write-downs	22,000	150,000
Other inventory adjustments	228,849	(74,466)
Consolidated cost of goods sold	$5,352,475	$20,809,690

	Three Months Ended June 30, 2020	Year Ended June 30, 2020
Product line cost of goods sold by reportable segment	$1,882,296	$13,531,976
Non-capitalized manufacturing and production control expenses	339,457	1,443,698
Freight out	85,179	510,612
Inventory write-downs	243,000	5,863,991
Other inventory adjustments	71,206	(150,070)
Consolidated cost of goods sold	$2,621,138	$21,200,207